AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1999.
                                                     REGISTRATION NO. 333-_____
===============================================================================






                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            PARKER DRILLING COMPANY
             (Exact name of registrant as specified in its charter)


              DELAWARE                                   73-0618660
              --------                                   ----------
    (State or other jurisdiction of             (I.R.S. Employer Identification
     of incorporation or organization)                     Number)


                   8 EAST THIRD STREET, TULSA, OKLAHOMA 74103
           ---------------------------------------------------------
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)


          PARKER DRILLING COMPANY AMENDED AND RESTATED 1997 STOCK PLAN
          -------------------------------------------------------------
                              (FULL TITLE OF PLAN)

                                 JAMES J. DAVIS
                              8 EAST THIRD STREET
                             TULSA, OKLAHOMA 74103
                                 (918) 631-1391
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                               CALCULATION OF REGISTRATION FEE
==================================================================================================================================
 TITLE OF SECURITIES TO BE        AMOUNT TO BE          PROPOSED MAXIMUM             PROPOSED MAXIMUM       AMOUNT OF REGISTRATION
        REGISTERED                REGISTERED(1)   OFFERING PRICE PER SHARE(2)  AGGREGATE OFFERING PRICE(2)            FEE
----------------------------------------------------------------------------------------------------------------------------------
Parker Drilling Company         2,000,000 shares             $3.6875                  $6,966,202                 $1,936.60
Common Stock, $.16 2/3 par
value per share
==================================================================================================================================

(1) Indicates the aggregate number of shares of Common Stock authorized and reserved for issuance under, or which may be sold upon the exercise of options that have previously been granted and/or may be granted to certain persons under, the Parker Drilling Company Amended and Restated 1997 Stock Plan (2,000,000 shares). Also includes an indeterminate number of shares of Parker Drilling Company Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933 as follows: (i) in the case of shares of Common Stock which may be purchased upon the exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average high and low sales prices per share of Common Stock as reported on the New York Stock Exchange on July 27, 1999.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

         This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the Parker Drilling Company Amended and Restated 1997 Stock Plan is effective. Accordingly, pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 (File No. 333-41369) filed by the Registrant with the Securities and Exchange Commission is hereby incorporated by reference.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.       EXHIBITS.

      4.1     Parker Drilling Company Amended and Restated 1997 Stock Plan.

      4.2     Form of Stock Option Award Agreement for 1997 Stock Plan.

      4.3 Corrected Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3(c) to Annual Report on Form 10-K for the year ended August 31, 1998).

      4.4 By-laws of the Company, as amended (incorporated herein by reference to Exhibit 3(f) to Annual Report on Form 10-K for the year ended August 31, 1998).

        5     Opinion of Ronald C. Potter, Esq. as to legality of securities.

       15 Letter of PricewaterhouseCoopers LLP regarding unaudited interim financial information.

     23.1     Consent of PricewaterhouseCoopers LLP, independent accountants.

     23.2     Consent of Ronald C. Potter, Esq. (included in Exhibit 5 hereto).

       24     Power of Attorney (included in signature page hereof).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on July 28, 1999.


                                     PARKER DRILLING COMPANY

                                     BY: /s/ ROBERT L. PARKER JR.
                                         --------------------------------------
                                     ROBERT L. PARKER JR., PRESIDENT AND CHIEF
                                     EXECUTIVE OFFICER


                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Parker Jr. and James J. Davis, and each of them his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments and post-effective amendments to this Registration Statement on Form S-8, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 1999.

Signature                                            Title
---------                                            -----

/s/ ROBERT L. PARKER JR.
-----------------------------------------------      President, Chief Executive Officer (Principal
Executive                                            Officer) and Director
Robert L. Parker Jr.

/s/ JAMES J. DAVIS
-----------------------------------------------      Senior Vice President-Finance and Chief Financial Officer
James J. Davis                                       (Principal Financial Officer)

/s/ W. KIRK BRASSFIELD
-----------------------------------------------      Corporate Controller
W. Kirk Brassfield                                   (Principal Accounting Officer)

/s/ ROBERT L. PARKER
-----------------------------------------------      Chairman of the Board and Director
Robert L. Parker

/s/ JAMES W. LINN
-----------------------------------------------      Executive Vice President and Director
James W. Linn

/s/ EARNEST F. GLOYNA
-----------------------------------------------      Director
Earnest F. Gloyna

/s/ DAVID L. FIST
-----------------------------------------------      Director
David L. Fist

/s/ RUDOLPH R. REINFRANK
-----------------------------------------------      Director
Rudolph R. Reinfrank

/s/ BERNARD J. DUROC-DANNER
-----------------------------------------------      Director
Bernard J. Duroc-Danner

/s/ JAMES E. BARNES
-----------------------------------------------      Director
James E. Barnes

                                 EXHIBIT INDEX

Exhibit
Number                     Description
--------                   -----------
      4.1      Parker Drilling Company Amended and Restated 1997 Stock Plan.

      4.2      Form of  Stock Option Award Agreement for 1997 Stock Plan.

      4.3      Corrected Restated Articles of Incorporation of the Company
               (incorporated herein by reference to Exhibit 3(c) to Annual
               Report on Form 10-K for the year ended August 31, 1998).

      4.4 By-laws of the Company (incorporated herein by reference to Exhibit 3(f) to Annual Report on Form 10-K for the year ended
               August 31, 1998).

      5        Opinion of counsel as to legality of securities.

      15 Letter of Pricewaterhouse Coopers LLP regarding unaudited interim financial information.

      23.1     Consent of PricewaterhouseCoopers LLP, independent accountants.

      23.2     Consent of counsel (included in Exhibit 5 hereto).

      24       Power of Attorney (included in signature page hereof).


                                     II-3